Contact:    PhotoMedex, Inc.
            Dennis McGrath
            Chief Financial Officer
            Telephone:  215.619.3287
            Email:  info@photomedex.com
                    --------------------

PhotoMedex  (PHMD)   Announces  Third  Quarter  2003  Results


MONTGOMERYVILLE,  Pa.--(BUSINESS  WIRE)--October 30, 2003--PhotoMedex, Inc.
Nasdaq: PHMD) today announced the results of their operations for the third quarter ended September 30, 2003.


     Revenues for the third quarter ended September 30, 2003 were $3,299,482. Included in this amount is $2,888,219 from operations of Surgical Laser Technologies, Inc. ("SLT"), a company acquired by PhotoMedex on December 27, 2002. Revenues for the quarter ended September 30, 2002 were $832,045 and reflect no revenues from SLT. The net loss for the quarter ended September 30, 2003 was $1,912,920, or $(0.05) per diluted share. The net loss for the quarter ended September 30, 2002 was $2,065,115, or $(0.07) per diluted share.

     Revenues for the nine months ended September 30, 2003 were $10,615,658. Included in this amount is $8,914,462 from operations of SLT. Revenues for the nine months ended September 30, 2002 were $2,627,117 and reflect no revenues from SLT.

     The net loss for the nine months ended September 30, 2003 was $5,273,352 or $(0.15) per diluted share. The net loss for the nine months ended September 30, 2002 was $6,496,856, or $(0.25) per diluted share.

     As of September 30, 2003, the Company had cash and cash equivalents of $8,144,687.

     Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "I am pleased with our total shipments that again exceeded $4 million for the quarter even though our conservative accounting practices only allow us to recognize $3.3 million. Our domestic dermatology business continues to increase even in a quarter that typically experiences seasonal summer slowdown characteristics. The number of XTRAC(R) procedures performed in the quarter increased by over 12% to just over 9,000 procedures from approximately 8,000 procedures in the second quarter. More importantly, we have commenced a clinical study on the economics of alternative therapies for psoriasis. We believe the conclusions reached in this study will be instrumental in overcoming a remaining hurdle to achieve full private payer reimbursement. We anticipate the work related to this study will be completed in November and will provide data we believe will support additional private insurer decisions to establish favorable medical policies to reimburse patients for XTRAC(R)."

     Mr. O'Donnell further commented, "On August 4, 2003, Hayes, Inc. released their June 2003 technology assessment report on lasers for psoriasis. We are pleased that Hayes upgraded our technology assessment to a C-rating. We believe that further upgrades in the ratings from technology assessment firms like Hayes will occur over time as we expand the installed base of XTRAC(R) users and these assessment firms better depict the distinction between UVB lasers and thermal ablative lasers. The XTRAC(R) is a UVB light-generating device, not a thermal

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ablative laser. Decades of clinical data demonstrate the therapeutic  advantages of UVB for psoriasis sufferers. PhotoMedex has compiled significant clinical studies and has been featured many times in peer-review journal publications clearly establishing its position as a safe and effective targeted UVB tool for psoriasis."

     Mr. Tony J. Dimun was appointed to our Board of Directors on October 3, 2003. He has served as Chairman of Nascent Enterprises, LLC, a medical device venture advisory firm, since May 2001. He also has served as the Managing Director and Chief Executive Officer of Strategic Concepts, Inc., a financial advisory company with specific focus on venture capital and merger and acquisition transactions, since 1987. From March 1991 to May 2001, Mr. Dimun served as Executive Vice President and Chief Financial Officer of Vital Signs, Inc., a publicly held anesthesia and respiratory medical device company and currently serves as a director of Vital Signs, Inc. Mr. Dimun also serves as a member of the Board of Advisors of the New Jersey Center for Biomaterials, a non-profit collaboration of three leading New Jersey universities. Prior to 1991, Mr. Dimun held positions as a Certified Public Accountant with several national accounting firms and served as Senior Vice President for an international merchant banking firm. Mr. O'Donnell commented, "I am excited to have the opportunity to work with Tony Dimun. Tony brings a wealth of industry experience and financial expertise to our team."

     We will hold a conference call today, Thursday, October 30, at 4:30 p.m. Eastern Daylight Savings Time, to discuss the Company's third quarter 2003 results.

     To participate in the conference call, dial 1.800.475.3716 (and confirmation code #607883) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, October 30, from 7:30 p.m. ET until midnight on Wednesday, November 12, by dialing 1.888.203.1112 and using confirmation code # 607883.

         The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex:

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.



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                                PHOTOMEDEX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                            Three Months Ended September 30,  Nine Months Ended September 30,
                                                 2003              2002            2003             2002
                                             ------------      ------------    ------------     ------------

Revenues .................................   $  3,299,482      $    832,045    $ 10,615,658    $   2,627,117


Cost of Sales ............................      2,537,418           815,038       7,848,864        2,847,477
                                             ------------      ------------    ------------    -------------
    Gross profit .........................        762,064            17,007       2,766,794         (220,360)
                                             ------------      ------------    ------------    -------------

Operating expenses:

  Selling, general and administrative ....      2,253,353         1,667,989       6,700,011        5,059,938

  Research and development and engineering        418,331           428,755       1,295,397        1,230,177
                                             ------------      ------------    ------------    -------------
                                                2,671,684         2,096,744       7,995,408        6,290,115

  Loss from operations before
    interest and other expense, net ......     (1,909,620)       (2,079,737)     (5,228,614)      (6,510,475)


Interest (expense) income, net ...........         (3,300)           14,908         (44,738)          18,276

Other expense, net .......................           --                (286)             --           (4,657)
                                             ------------      ------------    ------------    -------------

Net loss
                                             $ (1,912,920)     $ (2,065,115)   $ (5,273,352)   $  (6,496,856)
                                             ============      ============    ============    =============




Basic and diluted net loss per share .....   $      (0.05)   $        (0.07)   $     ( 0.15)   $      ( 0.25)

                                             ============      ============    ============    =============

Shares used in computing basic and diluted
   net loss per share ....................     37,622,358        28,337,953      34,257,897       25,858,184

                                             ============      ============    ============    =============






PhotoMedex, Inc. acquired Surgical Laser Technologies, Inc. ("SLT") on December 27, 2002 and, as such, the operating results of SLT are not included in the above consolidated statement of operations for the three and nine months ended September 30, 2002. In addition, the operating results for the periods ended September 30, 2002 have been reclassified to conform to the current period presentation.



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                                PHOTOMEDEX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       (UNAUDITED)                (AUDITED)

                                                    September 30, 2003        December 31, 2002
                                                    ------------------        -----------------
      Assets
Cash, cash equivalents and short term investments   $        8,144,687        $       4,008,051

Restricted cash .................................                   --                2,000,000

Accounts receivable, net ........................            2,985,541                2,536,334

Inventories .....................................            4,627,804                5,055,783

Other current assets ............................              503,396                  283,001

Property and equipment, net .....................            4,148,211                3,672,438

Other assets ....................................            3,820,994                3,957,597

                                                    ------------------        -----------------
     Total Assets ...............................          $24,230,633        $      21,513,204
                                                    ==================        =================

     Liabilities and Stockholders' Equity

Accounts payable and accrued liabilities ........   $        3,034,241        $       4,068,831

Other current liabilities .......................            1,430,091                1,092,700

Bank and lease notes payable ....................            1,624,597                3,043,051

Stockholders' equity ............................           18,141,704               13,308,622
                                                    ------------------        -----------------
     Total Liabilities and Stockholders' Equity .   $       24,230,633        $      21,513,204
                                                    ==================        =================




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